FIRST AMENDMENT TO
FIFTH AMENDED AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment"), dated as of March 29, 2012, is made and entered into on the terms and conditions hereinafter set forth, by and between CUMBERLAND PHARMACEUTICALS, INC., a Tennessee corporation (the "Borrower"), and BANK OF AMERICA, N.A., a national banking association (the "Bank").

RECITALS:

1.    The Borrower and the Bank are parties to a Fifth Amended and Restated Loan Agreement dated as of August 2, 2011 (as the same heretofore may have been or hereafter may be further amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time, the "Loan Agreement"), pursuant to which the Bank has agreed to extend credit to the Borrower subject to and upon the terms and conditions set forth in the Loan Agreement.

2.    The parties hereto desire to amend the Loan Agreement in certain respects as more particularly hereinafter set forth.

3.    Capitalized terms used but not otherwise defined in this Amendment shall have the same meanings as in the Loan Agreement.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendment of Section 8.8. Section 8.8 of the Loan Agreement is hereby amended as follows:

(a)Clause (d)(ii) is hereby amended by inserting "(as hereinafter defined)" immediately after "Cash Equivalents" in the second line.

(b)The literary paragraph following clause (d), which begins, "As used herein, "Cash Equivalents" means . . ." is hereby deleted in its entirety.

2.Amendment of Section 8.13. Section 8.13 of the Loan Agreement is hereby amended by adding the following new subsection (d) and related definitions:

(d)	Other Permitted Investments, but only if and for so long as Borrower's Cash Equivalents exceed $10,000,000.

As used herein:

"Cash Equivalents" means investments permitted by the Investment Policy and having maturities of not more than twelve months from the date of acquisition, but excluding investments described in paragraph 3 of Part III of the Investment Policy.

"Investment Policy" means the Borrower 's Investment Policy Effective January 2012, a copy of which is attached hereto as Exhibit B.
"Other Permitted Investments" means (i) investments permitted by the Investment Policy other than Cash Equivalents, and (ii) equity investments in connection with payments to entities engaged in researching and developing pharmaceutical products if the Borrower's primary purpose is to derive rights to such pharmaceutical products.

1.Addition of Exhibit B. The Loan Agreement is hereby amended by adding thereto the Exhibit B that is attached to this Amendment.

2.Conditions to Effectiveness. This Amendment shall be effective only upon the satisfaction of the following conditions:

(a)the Borrower, the Bank and the other parties whose names appear on the signature page(s) hereof shall have executed and delivered a counterpart of this Amendment;

(b)each of the representations and warranties of the Borrower contained in Section 5 shall be true and correct as of the date as of which all of the other conditions contained in this Section 4 shall have been satisfied;

(c)the Borrower shall have paid all cost and expenses, including attorney's fees, reasonably incurred by the Bank in connection with the preparation, execution, delivery and any recording or filing of this Amendment or any instrument, document or agreement contemplated hereby; and

(d)the Bank shall have received such other documents, instruments, certificates, opinions and approvals as it reasonably may have requested.

3.Representations and Warranties of the Borrower. As an inducement to the Bank to enter into this Amendment, the Borrower hereby represents and warrants that on and as of the date hereof, and taking into account the provisions hereof, the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects, except for representations and warranties that expressly relate to an earlier date, which remain true and correct as of said earlier date.

4.Effect of Amendment; Continuing Effectiveness of Loan Agreement and Loan Documents.

(a)Neither this Amendment nor any other indulgences that may have been granted to the Borrower by the Bank shall constitute a course of dealing or otherwise obligate the Bank to modify, expand or extend the agreements contained herein, to agree to any other amendments to the Loan Agreement or to grant any consent to, waiver of or indulgence with respect to any other noncompliance with any provision of the Loan Documents.

(b)Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement", "thereunder", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified hereby. This Amendment shall constitute a Loan Document for all purposes of the Loan Agreement and the other Loan Documents.

(c)Except to the extent amended or modified hereby, the Loan Agreement, the other Loan Documents and all terms, conditions and provisions thereof shall continue in full force and effect in all respects and shall be construed in accordance with the modification of the Loan Agreement effected hereby.

5.Release and Waiver. The Borrower hereby acknowledges and stipulates that it has no claims or causes of action of any kind whatsoever against the Bank, its affiliates, officers, directors, employees or agents. The Borrower represents that it is entering this Amendment freely, and with the advice of counsel as to its legal alternatives. The Borrower hereby releases the Bank, its affiliates, officers, directors, employees and agents, from any and all claims, causes of action, demands and liabilities of any kind whatsoever whether direct or indirect, fixed or contingent, liquidated or unliquidated, disputed or undisputed, known or unknown, that the Borrower has or may acquire in the future relating in any way to any event, circumstance, action or failure to act to the date of this Amendment, excluding, however, claims or causes of actions resulting solely from the Bank's own gross negligence or willful misconduct. The release by the Borrower herein, together with the other terms and provisions of this Amendment, are executed by the Borrower advisedly and without coercion or duress from the Bank, the Borrower having determined that the execution of this Amendment, and all of its terms, conditions and provisions are in the Borrower's economic best interest.

6.Further Actions. Each of the parties to this Amendment agrees that at any time and from time to time upon written request of the other party, it will execute and deliver such further documents and do such further acts and things as such other party reasonably may request in order to effect the intents and purposes of this Amendment.

7.Counterparts. This Amendment may be executed in multiple counterparts or copies, each of which shall be deemed an original hereof for all purposes. One or more counterparts or copies of this Amendment may be executed by one or more of the parties hereto, and some different counterparts or copies executed by one or more of the other parties. Each counterpart or copy hereof executed by any party hereto shall be binding upon the party executing same even though other parties may execute one or more different counterparts or copies, and all counterparts or copies hereof so executed shall constitute but one and the same agreement. Each party hereto, by execution of one or more counterparts or copies hereof, expressly authorizes and directs any other party hereto to detach the signature pages and any corresponding acknowledgment, attestation, witness or similar pages relating thereto from any such counterpart or copy hereof executed by the authorizing party and affix same to one or more other identical counterparts or copies hereof so that upon execution of multiple counterparts or copies hereof by all parties hereto, there shall be one or more counterparts or copies hereof to which is(are) attached signature pages containing signatures of all parties hereto and any corresponding acknowledgment, attestation, witness or similar pages relating thereto.

8.Miscellaneous.

(a)This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Tennessee, without reference to the conflicts or choice of law principles thereof.

(b)The headings in this Amendment and the usage herein of defined terms are for convenience of reference only, and shall not be construed as amplifying, limiting or otherwise affecting the substantive provisions hereof.

(c)All references herein to the preamble, the recitals or sections, paragraphs, subparagraphs, annexes or exhibits are to the preamble, recitals, sections, paragraphs, subparagraphs, annexes and exhibits of or to this Amendment unless otherwise specified. The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Amendment, refer to this Amendment as a whole and not to any particular provision of this Amendment.

(d)Any reference herein to any instrument, document or agreement, by whatever terminology used, shall be deemed to include any and all amendments, modifications, supplements, extensions, renewals, substitutions and/or replacements thereof as the context may require.

(e)When used herein, (1) the singular shall include the plural, and vice versa, and the use of the masculine, feminine or neuter gender shall include all other genders, as appropriate, (2) "include", "includes" and "including" shall be deemed to be followed by "without limitation" regardless of whether such words or words of like import in fact follow same, and (3) unless the context clearly indicates otherwise, the disjunctive "or" shall include the conjunctive "and".

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

[Remainder of Page Intentionally Left Blank;
Signature Pages Follow]

[Signature Page to First Amendment to Fifth Amended and Restated Loan Agreement
(Cumberland Pharmaceuticals, Inc.) dated as of March 29, 2012]

BORROWER:

CUMBERLAND PHARMACEUTICALS INC.

By:	/s/ A.J. Kazimi
	Name:	A.J. Kazimi
	Title:	Chief Executive Officer

CONSENTED TO AND APPROVED:

CUMBERLAND PHARMA SALES CORP.

By:	/s/ A.J. Kazimi
	Name:	A.J. Kazimi
	Title:	Chief Executive Officer

ACKNOWLEDGED:

CUMBERLAND EMERGING TECHNOLOGIES, INC.

By:	/s/ A.J. Kazimi
	Name:	A.J. Kazimi
	Title:	Chief Executive Officer

[Signature Page to First Amendment to Fifth Amended and Restated Loan Agreement
(Cumberland Pharmaceuticals, Inc.) dated as of March 29, 2012]

Bank:

BANK OF AMERICA, NA

By:	/s/ Suzanne B. Smith
	Name:	Suzanne B. Smith
	Title:	Senior Vice President

EXHIBIT B

INVESTMENT POLICY
Effective January 2012

I. Purpose of the Policy

The purpose of the policy is to provide liquidity to fund the firm's ongoing operating needs, and act as a repository for both the accumulation of cash reserves needed to cushion economic down cycles and cash earmarked for the firm's strategic needs.

II. Investment Objectives

The policy objectives, listed in order of importance, are as follows:

1.	Preserve principal;

2.	Maintain sufficient liquidity to meet forecasted cash needs;

3.	Maintain a diversified portfolio in order to minimize credit risk; and

4.	Maximize yield subject to the above criteria.

III. Authorized Investments

Pursuant to the objectives above the Company's portfolio may be invested in certain authorized investments outlined below. The portfolio may not be invested in any investment vehicle or security not specified below, including, for example, auction rate securities.

1. US Treasury Securities - US Treasury notes, bills and bonds. There is no upper limit restriction as to the maximum dollar amount or percent of the portfolio that may be invested in the US Treasury securities.

2. United States Government Obligations - Any obligation issued or backed (federal agencies). Obligations backed by the full faith and credit of the United States Government are preferred but not required. No more than 25% may be invested in obligations of any one federal agency.

3.
Funds - Any open end money market fund regulated by the U.S. government under Investment Company Act rule 2a-7. Any investment fund regulated advised by a Registered Investment Advisor under rule 3c7. Such fund investment guidelines must state that “the fund will seek to maintain a $1 per share net asset value.” The company's investment in any one fund may not exceed 10% of the assets of the fund into which it is invested.

4.
Bank Obligations - Any certificate of deposit, time deposit, eurodollar CD issued by a foreign branch of a US bank, bankers' acceptance, bank note or letter of credit issued by a US bank may not exceed the FDIC insured level unless the issuing bank has at least the second highest long term debt rating from at least one recognized rating agency or minimum assets of $5 Billion. Bank Obligations shall not represent more than 30% of the Company's portfolio.

5. Repurchase Agreements - Any Repurchase Agreement purchased from one of the top 50 US banks (based on assets) or one of the primary dealers regulated by the Federal Reserve that is at least 102% collateralized by US Government obligations. Repurchase Agreements may not represent more than 50% of the Company's portfolio.

6.
Commercial Paper - Any directly held commercial paper issued by a domestic corporation with a maturity of 270 days or less that carries a rating not less than A-1 or P-1, or F-1 by a nationally recognized statistical rating organization (for example, Standard & Poor's, Moody's or Fitch). Commercial paper shall not represent more than 50% of the Company's portfolio.

IV. Investment Authorization

Prior to making an investment, the transaction must be approved by the CEO. Upon approval, the Chief Financial Officer is responsible for completing the transaction. Quarterly, the Chief Financial Officer shall submit to the CEO a summary document listing open investments in order to review asset allocation, investment selection, portfolio performance and overall adherence to the investment policy guidelines.

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